As filed with the Securities and Exchange Commission on April 27, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gaylord Entertainment Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	73-0664379
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employee Identification Number)

One Gaylord Drive

Nashville, Tennessee 37214
(615) 316-6000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Carter R. Todd, Esq.

Senior Vice President, Secretary and General Counsel
Gaylord Entertainment Company
One Gaylord Drive
Nashville, TN 37214
(615) 316-6000
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)

Copy to:

F. Mitchell Walker, Jr., Esq. Bass, Berry & Sims PLC 315 Deaderick Street, Suite 2700 Nashville, Tennessee 37238 (615) 742-6200	Frederic T. Spindel Matthew B. Swartz Venable LLP 575 7th Street, NW Washington, DC 20004 (202) 344-4800	Andrew R. Schleider Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒   333-114293

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of		Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Amount to be Registered	Share (1)	Price (1)	Registration Fee

Common Stock, $0.01 par value	1,319,107 shares	$31.75	$41,881,647.25	$5,306.41

(1)	For the purpose of computing the registration fee, pursuant to Rule 457 under the Securities Act, based on the price to public of the shares.

   This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Explanatory Note

      This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature pages, an exhibit index and certain exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-114293) (the “Original Form S-3”) of Gaylord Entertainment Company, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this registration statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 27th day of April, 2004.

GAYLORD ENTERTAINMENT COMPANY

By:	/s/ CARTER R. TODD

Carter R. Todd

Senior Vice President, Secretary and

General Counsel

April 27, 2004

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Michael D. Rose	Chairman of the Board	April 27, 2004

* E. K. Gaylord II	Director	April 27, 2004

* Robert P. Bowen	Director	April 27, 2004

* Laurence S. Geller	Director	April 27, 2004

* E. Gordon Gee	Director	April 27, 2004

* Ralph Horn	Director	April 27, 2004

* Michael I. Roth	Director	April 27, 2004

* Colin V. Reed	Director, President and Chief Executive Officer (Principal Executive Officer)	April 27, 2004

Signature	Title	Date

* David C. Kloeppel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 27, 2004

* Rod Connor	Senior Vice President, Chief Administrative Officer, and Assistant Secretary (Principal Accounting Officer)	April 27, 2004

* /s/ CARTER R. TODD Carter R. Todd Attorney-in-fact

EXHIBIT INDEX

5.1	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Ernst & Young LLP
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
24.1	Powers of attorney (contained on the signature page of the Original Form S-3)